UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 8, 2009

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 7.01.	Regulation FD Disclosure.

The material attached hereto as Exhibit 99, which is incorporated in this Item 7.01 by reference thereto, is furnished pursuant to Regulation FD.

ITEM 8.01.	Other Events.

On May 8, 2009, Consolidated Edison Company of New York, Inc. (Con Edison of New York) filed a request with the New York State Public Service Commission (PSC) for a three-year electric rate plan with level annual rate increases of $695 million effective April 2010, 2011 and 2012. The filing reflects a return on common equity of 11.60 percent and a common equity ratio of 48.2 percent.

The filing also includes an alternative proposal for an electric rate increase of $854 million, effective April 2010, reflecting a return on common equity of 10.9 percent and a common equity ratio of 48.2 percent. Included in the increase would be recovery of increased property taxes ($127 million); additional operating costs and new and or expanded operating programs ($153 million); carrying charges on additional infrastructure investments ($237 million); increased pension and other post-retirement benefit costs ($114 million); and an increased return on equity as compared to the return on equity reflected in current electric rates ($127 million).

The filing reflects continuation of the current provisions pursuant to which expenses for pension and other post-retirement benefits, property taxes, long-term debt and environmental site investigation and remediation are reconciled to amounts reflected in rates. The company is requesting reconciliation for municipal infrastructure support costs and the impact of new laws. As part of the three-year rate plan, the company is requesting that increases, if any, in certain expenses above a 4 percent annual inflation rate be deferred as a regulatory asset if its annual return on common equity is less than the authorized return. The filing also reflects continuation of the revenue decoupling mechanism that eliminates the direct relationship between the company’s level of delivery revenues and profits and the provisions pursuant to which the company recovers its purchased power and fuel costs from customers.

In April 2009, the PSC directed the company to file with the PSC in May 2009 the company’s plan with respect to austerity measures that would reduce the company’s revenue requirements during the rate year ending March 31, 2010 by $60 million. The PSC further directed the company to provide, in its next electric rate filing or within 30 days thereafter, the austerity program efforts it plans to continue beyond that rate year. The company’s May 8, 2009 filing reflects, as a placeholder subject to adjustment in the company’s austerity program filing, $30 million of austerity measures continuing in the rate year ending March 31, 2011. The company is considering its alternatives with respect to the austerity measures.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99	Information Sheet For Electric Rate Filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Edward J. Rasmussen
Edward J. Rasmussen
Vice President and Controller

Date: May 8, 2009

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